UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2012

TIDELANDS BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-33065	02-0570232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

875 Lowcountry Blvd.

Mount Pleasant, South Carolina 29464

(Address, Including Zip Code of Principal Executive Offices)

(843) 388-8433

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2012, the Board of Directors appointed John D. Dalton as the Principal Financial Officer and Principal Accounting Officer of Tidelands Bancshares, Inc. (the “Company”).  Mr. Dalton has served as the Vice President and Controller of the Company and its subsidiary, Tidelands Bank, since June 30, 2011 and will continue to serve in that capacity (in addition to his newly-appointed role as the Principal Financial Officer and Principal Accounting Officer of the Company).  There are no family relationships between Mr. Dalton and any director or executive officer of the Company.

Prior to joining our bank, Mr. Dalton, age 50, served as a Business Planning & Analysis Manager for Atlantic Bank and Trust, a position he held from July 2010 to June 2011.  As a Business Planning & Analysis Manager, Mr. Dalton was responsible for all forecasting, budgeting, variance analysis, ALCO and monthly financials for the bank. Prior to joining Atlantic Bank and Trust, Mr. Dalton served as a Regional Financial Analyst for Old National Bank, a position he held from February 2005 through June 2010.  As a Regional Financial Analyst, Mr. Dalton supported three banking regions within Old National Bank and served as the chief financial officer for each such region.

Concurrent with Mr. Dalton’s appointment, Thomas H. Lyles has relinquished his role as the Company’s acting Principal Financial Officer and acting Principal Accounting Officer.  Mr. Lyles will continue in his role as the Company’s President and Chief Executive Officer (and Principal Executive Officer).

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TIDELANDS BANCSHARES, INC.

By:	/s/ Thomas H. Lyles
Thomas H. Lyles
Title: Chief Executive Officer

Date: July 25, 2012